                         SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC 20549



                                      FORM 8-K



                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934





         DATE OF REPORT (Date of earliest event reported): JANUARY 19, 1999



                           DURA AUTOMOTIVE SYSTEMS, INC.
               (Exact Name of Registrant as Specified in its Charter)


                                      DELAWARE
                   (State or Other Jurisdiction of Incorporation)



         0-21139                                    38-3185711
(Commission File Number)                (I.R.S. Employer Identification No.)


                4508 IDS CENTER, MINNEAPOLIS, MINNESOTA       55402
               (Address of Principal Executive Offices)     (Zip Code)


                                   (612) 342-2311
                (Registrant's Telephone Number, Including Area Code)



                                   NOT APPLICABLE
           (Former Name or Former Address, if Changed Since Last Report)
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Item 5.   OTHER EVENTS

     Dura Automotive Systems, Inc., a Delaware corporation ("Dura"), announced on January 19, 1999, that it had entered into a definitive merger agreement (the "Merger Agreement") with Excel Industries, Inc., an Indiana corporation ("Excel"), pursuant to which Windows Acquisition Corporation, an Indiana corporation and a wholly-owned subsidiary of Dura ("Merger Sub"), would be merged with and into Excel (the "Merger").

     Under the terms of the Merger Agreement, each share of common stock of Excel ("Excel Common Stock") outstanding at the effective time of the Merger will be converted into the right to receive either (i) $25.50 in cash or (ii)
0.8 shares of Dura Class A Common Stock. This right is subject to proration to ensure that 50 percent of the outstanding Excel Common Stock is exchanged for cash and 50 percent is exchanged for shares of Dura Class A Common Stock.

     The Merger Agreement is subject to certain regulatory approvals as well as to approval by the shareholders of Excel. In addition, the approval of the stockholders of Dura is required in connection with the issuance of the Class A Common Stock under the Merger Agreement.

     The preceding is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.


Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  EXHIBITS

          2.1 Agreement and Plan of Merger Among Dura Automotive Systems, Inc. and Windows Acquisition Corporation and Excel Industries, Inc. dated January 19, 1999.

          99.1 Joint press release dated January 19, 1999 - Dura Automotive Systems, Inc. and Excel Industries, Inc. enter into Definitive Merger Agreement
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                                     SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


     DURA AUTOMOTIVE SYSTEMS, INC.



Date:  January 22, 1999            By:/s/Stephen E.K. Graham
                                      -----------------------------------------
                                   Name:     Stephen E.K. Graham
                                   Title:    Vice President and Chief Financial
                                             Officer (Principal Accounting and
                                             Financial Officer)